UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

TIMIOS NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

Homeland Security Capital Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 21, 2013, Timios National Corporation, a Delaware corporation (the “Company”), entered into the following agreements with YA Global Investments, L.P. (“YA”): (i) Term Loan and Collar Agreement (the “Loan Agreement”), Stock Pledge Agreement (the “Pledge Agreement”) and Loan and Collar Call Agreement (the “Call Agreement”).

Under the terms of the Loan Agreement, the Company loaned a principal amount of $500,000 to YA (the “Loan”) at an annually compounded interest rate equal to One and Nine One Hundredths Percent (1.09%).  The Loan matures on May 21, 2017, unless the Company accelerates maturity with 30 days’ prior notice (the “Maturity Date”).  The Loan is secured by 253,434 shares of the Company’s Series J Preferred Stock, par value $0.01 (the “Preferred Stock”), owned by YA, which Preferred Stock is pledged to the Company pursuant to the Pledge Agreement (the “Collateral Shares”).  The Loan is to be repaid in cash on the settlement date, which is the earlier to occur of (i) the date on which all of the Collateral Shares have been sold or otherwise disposed and (ii) the date that is 120 days after the Maturity Date (the “Settlement Date”), or earlier if an Event of Default has occurred, as defined in the Loan Agreement.  Although YA may prepay all or part of the Loan without penalty, YA is not required to pay any amounts under the Loan Agreement prior to the Settlement Date.

Within ten calendar days after the Maturity Date, YA is required to retain a broker mutually acceptable to both parties, failing which the Company may retain one, who would be required to sell all, but not less than all, Collateral Shares not previously sold prior to the Maturity Date.  The broker would have 90 days to sell the Collateral Shares, failing which YA may put the Collateral Shares to the Company at a price per share of the Company’s common stock as determined by a third party valuation company, or other valuation methodology, in each case, mutually acceptable to both the Company and YA; provided, however, that if the Company’s common stock ceases to be quoted for trading or listed for trading on any national securities exchange that is registered with the Securities Exchange Commission or with the Nasdaq OTC Bulletin Board (a “Going Private Event”), the value of such common stock shall be $0.78 per share.

The Company and YA agreed on a collar arrangement that allocates the risk associated with the value of the Collateral Shares as of the Settlement Date as follows:

•                  If (i) a Going Private Event has not occurred, (ii) the Collateral Shares are sold or otherwise disposed of and (iii) the price per share of common stock (issued upon conversion of the Preferred Stock, or “Conversion Share”) is $0.60 or less, then the Company is required to pay to YA an amount equal to the product of (A) the difference between $0.60 and the price per Conversion Share and (B) the number of Conversion Shares.

•                  If (i) a Going Private Event has occurred, (ii) the Collateral Shares are sold or otherwise disposed of and (iii) the price per Conversion Share is $0.78 or less, then the Company is required to pay to YA an amount equal to the product of (A) the difference between $0.78 and the price per Conversion Share and (B) the number of Conversion Shares.

•                  If Collateral Shares are sold or otherwise disposed of and the price per Conversion Share is more than $0.78, then YA is required to pay to the Company an amount equal to the product of (i) the difference between the price per Conversion Share and $0.78 and (ii) the number of Conversion Shares.

The Company also entered into the Call Agreement with YA, pursuant to which the Company may require YA to enter into a second loan and collar agreement substantially similar to the Loan Agreement, for a period of six months following the execution of the Call Agreement.  This optional  loan would be in an original principal amount equal to $3,274,409 and would be secured by 1,659,690 shares of Preferred Stock owned by YA pursuant to a pledge agreement substantially similar to the Pledge Agreement.  The balance of the Preferred Stock owned by YA, or 76,030 shares, may be converted and sold by YA in its sole discretion (“Discretionary Sales”).  YA is also subject to a beneficial ownership blocker and can only vote shares of the Company’s common stock that it owns, directly or on an as-converted basis, in an amount up to of 9.9% of the Company’s outstanding shares of common stock (“Beneficial Ownership Limitation”).

If the Company requires YA to enter into a second loan and collar agreement, YA has agreed to vote in favor of revising the terms of the Certificate of Designations, Preferences and Rights of Series J Preferred Stock filed with the Secretary of State of the State of Delaware on August 28, 2012 (the “Certificate of Designation”), such that all protective and dilution provisions will be removed, as described in more detail in the Call Agreement. In addition, YA’s ability to waive its Beneficial Ownership Limitation will be removed, except in the case of a mandatory conversion of the Preferred Stock under the terms of the Certificate of Designation. As a condition precedent to the effectiveness of the Call Agreement, the price per share of the Company’s common stock must be at least $0.60, but not more than $0.78.  In addition, YA has agreed not to enter, either directly or indirectly, into any hedging arrangement, as described in more detail in the Call Agreement, with respect to any of the Company’s shares, and not to sell and/or convert any shares of Preferred Stock, other than in connection with Discretionary Sales.

Copies of each of the Loan Agreement, Pledge Agreement and Call Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The information contained in this Current Report on Form 8-K is only a brief description of the material terms of such documents, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 8.01                                           Other Events.

On May 23, 2013, the Company issued a press release announcing the consummation of the foregoing transaction and explaining that the transaction provides the Company with the ability to limit YA’s economics and voting control and preserve the value of the Company’s federal net operating loss tax carry forwards.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither the filing of the press release as exhibits to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by it with the Securities and Exchange Commission.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                   Exhibits.

Exhibit
Number	Description

10.1	Term Loan and Collar Agreement, dated May 21, 2013, by and between the Company and YA Global Investments, L.P.

10.2	Stock Pledge Agreement, dated May 21, 2013, by and between the Company and YA Global Investments, L.P.

10.3	Loan and Collar Call Agreement, dated May 21, 2013, by and between the Company and YA Global Investments, L.P.

99.1	Press release, dated May 23, 2013, announcing the transactions with YA Global Investments, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMIOS NATIONAL CORPORATION

	By:	/s/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	Chief Financial Officer

Date: May 23, 2013